Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Advanced Micro Devices, Inc. of our report dated February 20, 2008, except for the Notes 1, 2, 3, 8, 11, 12, and 18, as to which the date is January 2, 2009, with respect to the consolidated financial statements and schedule of Advanced Micro Devices, Inc. for the year ended December 29, 2007, included in this Form 8-K:

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Registration Statement on Form S-8 (No. 333-138291) pertaining to the ATI Technologies Inc. Restricted Share Unit Plans for U.S. Directors and Employees, as amended and restated, ATI Technologies Inc. Restricted Share Unit Plans for Canadian Directors and Employees, as amended and restated, ATI Technologies Inc. Share Option Plan, as amended, and ARTX, Inc. 1997 Equity Incentive Plan, as amended;

•	Registration Statement on Form S-8 (No. 333-134853) pertaining to the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan and the Advanced Micro Devices, Inc. 2000 Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (No. 333-145187) pertaining to the Advanced Micro Devices, Inc. 2000 Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (No. 333-115474) pertaining to the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan;

•	Registration Statement on Form S-8 (No. 33-55107) pertaining to the Advanced Micro Devices, Inc. 1992 Stock Incentive Plan;

•	Registration Statement on Form S-8 (No. 333-00969) pertaining to the Advanced Micro Devices, Inc. 1991 Employee Stock Purchase Plan and to the 1995 Stock Plan of NexGen, Inc;

•	Registration Statements on Forms S-8 (Nos. 333-04797 and 333-57525) pertaining to the Advanced Micro Devices, Inc. 1996 Stock Incentive Plan;

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Registration Statements on Form S-8 (Nos. 333-60550 and 333-40030) pertaining to the Advanced Micro Devices, Inc. 1996 Stock Incentive Plan and the Advanced Micro Devices, Inc. 2000 Employee Stock Purchase Plan;

•	Registration Statement on Form S-8 (No. 333-68005) pertaining to the Advanced Micro Devices, Inc. 1998 Stock Incentive Plan;

•	Registration Statements on Form S-8 (Nos. 333-55052 and 333-74896) pertaining to the Advanced Micro Devices, Inc. 2000 Stock Incentive Plan;

•	Registration Statement on Form S-8 (No. 333-108217) pertaining to the Advanced Micro Devices, Inc. 2000 Employee Stock Purchase Plan;

•	Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 33-95888-99) pertaining to the 1995 Stock Plan of NexGen, Inc. and the NexGen, Inc. 1987 Employee Stock Plan;

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Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 33-64911) pertaining to the 1995 Employee Stock Purchase Plan of NexGen, Inc., the 1995 Stock Plan of NexGen, Inc. and the NexGen, Inc. 1987 Employee Stock Plan;

•	Registration Statements on Forms S-8 (Nos. 333-77495 and 333-33855) pertaining to the Advanced Micro Devices, Inc. 1991 Stock Purchase Plan;

•	Registration Statement on Form S-4 and Amendment No. 1 to Registration Statement on Form S-4 (No. 333-122174) pertaining to senior notes issued by Advanced Micro Devices, Inc.;

•	Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 33-92688-99) pertaining to the 1995 Employee Stock Purchase Plan of NexGen, Inc.;

•	Registration Statement on Form S-3 (No. 333-147426) pertaining to common stock issued or issuable by Advanced Micro Devices, Inc.;

•	Registration Statement on Form S-3 (No. 333-147220) pertaining to convertible senior notes and common stock issued or issuable by Advanced Micro Devices, Inc.; and

•	Registration Statement on Form S-3 (No. 333-144565) pertaining to convertible senior notes and common stock issued or issuable by Advanced Micro Devices, Inc.

/s/ Ernst & Young LLP

San Jose, California

January 8, 2009